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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report related to XYPOINT Corporation (and to all references to our Firm) included in or made a part of this registration statement.

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
   Seattle, Washington
   December 6, 2000                               /s/ ARTHUR ANDERSEN LLP
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